                Ex. 99.1

The National Security Group, Inc.

661 East Davis Street

Post Office Box 703

Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

The National Security Group, Inc. Releases First Quarter Earnings

For Additional Information Contact: Brian R. McLeod, Chief Financial Officer, at (334) 897-2273

Elba, Alabama (May 16, 2008)...Results for the three months ended March 31, 2008 and 2007, based on accounting principles generally accepted in the United States of America, were reported today as follows:

	Three Months Ended March 31

	2008	2007

Premium Income	$16,586,000	$15,557,000
Investment Income	1,321,000	1,213,000
Realized Investment Gains	66,000	206,000
Other Income	321,000	301,000
Total Revenues	$18,294,000	$17,277,000

Net Income	$782,000	$1,183,000

Net Income Per Share	$0.32	$0.48

The National Security Group, Inc., through its property & casualty and life insurance subsidiaries, offer property, casualty, life, accident and health insurance in twelve states.

NASDAQ Symbol: NSEC

Contact: Brian R. McLeod, Treasurer and Chief Financial Officer

The National Security Group, Inc.

661 East Davis Street

Post Office Box 703

Elba, Alabama 36323

(334) 897-2273